Exhibit 99 (l)(i)

                   [Letterhead of Miles & Stockbridge P.C.]









                                                  November 5, 2002



The Gabelli Convertible and Income Securities Fund Inc.
One Corporate Center
Rye, New York 10580-1422


Ladies and Gentlemen:

         We have acted as special Maryland counsel to The Gabelli Convertible and Income Securities Fund Inc., a Maryland corporation (the "Company"), in connection with the registration of 4,145,942 shares of the Company's Common Stock, $0.001 par value per share (the "Shares") on its Registration Statement on Form N-2, (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933.

         We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, laws and regulations, as we have deemed necessary for the purposes of giving the opinions set forth in this opinion letter. We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. Based upon that examination and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

         1. The Company is a duly incorporated and validly existing under the laws of the State of Maryland.

         2. The Shares have been duly authorized by the Company's Board of Directors, and when the Shares have been issued and sold as contemplated by the Registration Statement and consideration therefor received by the Company, the Shares will be legally issued, fully paid and nonassessable.

         We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than the laws of the State of Maryland. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion letter that the laws of such jurisdiction are identical to the laws of the State of Maryland.

         We hereby consent to the filing of this opinion letter with the Registration Statement as Exhibit 99 (l)(i) thereto. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

                                               Very truly yours,

                                               Miles & Stockbridge P.C.


                                               By:  /s/ J. W. Thompson Webb
                                                    Principal